EXHIBIT 10.11

                  SECOND AMENDMENT TO CONSULTING AGREEMENT

      Second Amendment to Consulting Agreement is dated as of this 3rd day of June 1998, between JD AMERICAN WORKWEAR, INC., a Delaware corporation, whose address is 46 Old Flat River Road, Coventry, Rhode Island 02816 (hereinafter the "Company") and MISSION BAY CONSULTING, INC. a Rhode Island corporation (hereinafter "Consultant") whose address is 600 Tall Gate Road, Warwick, Rhode Island, 02886.

                                WITNESSESTH:

      WHEREAS, on April 2, 1997, the Company and Consultant entered into a certain Consulting Agreement (the "Original Agreement"); and

      WHEREAS, on September 18, 1997, the Company and Consultant entered into an amendment to the Original Agreement pursuant to which the parties amended and modified the terms of the Original Agreement (the "First Amendment"); and

      WHEREAS, Company has proposed an amendment to the First Amendment in order to extend the term, modify the compensation terms, and expand the scope of the Consultant's services thereunder; and the parties have agreed that the Original Agreement as amended by the First Amendment shall be modified in accordance with the terms hereof; and

      WHEREAS, pursuant to Section 2.1 of the Original Agreement, the Company issued to Consultant a nonqualified stock option (the "Option") under the Company's 1995 Stock Option Plan (the "1995 Plan") to purchase an aggregate of 200,000 shares of the Company's Common Stock, such Option having been modified by the parties written amendment (the "Amended Option"); and

      WHEREAS, pursuant to the terms and conditions of this Second Amendment, the parties will enter into a second option agreement ("Second Option").

      NOW, THEREFORE, in consideration of the mutual promises contained below, and for other good and valuable consideration, the receipt and sufficiency of which both parties acknowledge, the parties agree as follows:

      1. The Consultant shall grant to the Consultant options to purchase 300,000 shares of common stock of JD American Workwear, Inc., par value $.002 (the "Common Stock") in accordance with the respective exercise prices and expiration dates set forth as follows:

      No. of Shares     Exercise Price            Expiration Date
      -------------     --------------            ---------------

         50,000             $3.25          270 days from the date hereof
         50,000             $3.75          360 days from the date hereof
         50,000             $4.25          450 days from the date hereof
         50,000             $4.75          540 days from the date hereof
         50,000             $5.25          630 days from the date hereof
         50,000             $5.75          720 days from the date hereof

      2. Section 1.1 of the Original Agreement shall be amended to expand the scope of the services the Consultant shall provide to the Company, including, but not limited to the following:

            (i) managing an upgrade of the Company's current computer systems, including assessing the current system, researching alternative system options, presenting a recommendation to management and managing the implementation of an upgraded network system;

            (ii) managing an upgrade of the Company's current telecommunication systems, including assessing the current system, researching alternative system options, presenting a recommendation to management and managing the implementation of an upgraded telecommunications system;

            (iii) overseeing the development of a Company website, including selecting and working with a web site provider to meet the Company's design and functional needs;

            (iv) assisting management in the implementation of certain catalog marketing initiatives;

            (v) serving as liason to ULLICO member unions for investor relations purposes; and

            (vi) serving as liason to the Company's human resource consultant for purposes of addressing the Company's staffing and operational needs, including overseeing recruiting initiatives for executive sales and marketing employees.

      3. Section 3.1 of the Original Agreement shall be amended such that the Consultant shall continue providing services to the Company pursuant to the Original Agreement until the earlier of (i) March 30, 2001; or (ii) such time as this Agreement is earlier terminated pursuant to the provisions of
Section 3.2 of the Original Agreement.

      4. As additional compensation for the performance of the services pursuant to the Original Agreement, as amended by this Second Amendment, the Company shall grant to the Consultant 50,000 shares of Common Stock under the Plan.

      5. All other terms of the Original Agreement and First Amendment not amended by the terms hereof shall remain in full force and effect.

      6. This Second Amendment to the Original Agreement shall be effective as of the date first written above.

      IN WITNESS WHEREOF, the parties have signed this Amendment as of the effective date shown above.


                                       JD AMERICAN WORKWEAR, INC.


                                       By:   s/David N. DeBaene
                                           --------------------------------
                                           David N. DeBaene, President


                                       MISSION BAY CONSULTING, INC.


                                       By:   s/Randolph E. Beimel
                                           --------------------------------
                                           Randolph E. Beimel, President